EXHIBIT 10.2

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), executed on April 19, 2007, to be effective for all purposes as of August 29, 2006, is between FiberTower Corporation, a Delaware corporation (the “Company”), and Michael K. Gallagher, an individual  (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement dated August 29, 2006 (the “Original Agreement”);

WHEREAS, due to an administrative error, the Original Agreement did not correctly reflect the vesting dates of the restricted stock grant to the Executive as approved by the board of directors of the Company on August 29, 2006; and

WHEREAS, the Company and the Executive desire to amend the Original Agreement as described herein in order to correct such error.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.             Section 4(c) of the Original Agreement is hereby amended to delete the fifth sentence of that paragraph, which reads: “The Company’s right of repurchase with respect to the Restricted Stock shall lapse as to twenty-five percent (25%) of the total shares subject to the Restricted Stock award on each November 15th, beginning November 15, 2007.”  Such sentence is hereby replaced with the sentence: “The Company’s right of repurchase with respect to the Restricted Stock shall lapse as to twenty-five percent (25%) of the total shares subject to the Restricted Stock award on each August 29th, beginning August 29, 2007.”

3.             The Original Agreement, excepted as amended by this Amendment, remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective on the day and year above written.

FIBERTOWER CORPORATION

By:	/s/ John D. Beletic
	Name:	John D. Beletic
	Title:	Executive Chairman

/s/ Michael K. Gallagher
Michael K. Gallagher